UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 16, 2008

OASIS ONLINE TECHNOLOGIES CORP

(Exact name of registrant as specified in its charter)

Minnesota	000-17064	41-1430130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 E. Falcon Drive, Suite 213 Mesa, AZ 85215
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (480) 634-5840

________________________________________________________
(Former name or former address, if changed since last report.)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 9, 2008, the Board of Directors appointed Jean Rice as a member of the Board of Directors of Oasis Online Technologies Corp.

Ms. Rice is President and a principal of Action Healthcare Management Services, Inc., which serves self-funded employer group health plans, third party administrators and Taft-Hartley Trusts, major insurance companies, hospitals and school districts throughout the United States. Action Healthcare, located in Phoenix Arizona, combines over thirty years in healthcare experience ranging from Acute Clinical Care to Credentialing, Utilization, Case Management and Network Management in Group Health and Workers' Compensations settings.

One of Ms. Rice's first tasks will be to lead the search for a qualified person to head our Medical subsidiary to conceptualize how to utilize our smart card technology for the Medical community.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number		Description
99.1	99.1	Press release of Registrant, dated December 12, 2008, announcing the Registrant's appointment of Jean Rice to the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oasis Online Technologies Corp

December 16, 2008	By: /s/ Erik J. Cooper
Erik J. Cooper Chief Executive Officer